EXHIBIT 10(m)

                      GENERAL COUNSEL AGREEMENT


               AGREEMENT dated the 6th day of August, 1997 by and between THOMAS M. HAYTHE ("TMH") and GUEST SUPPLY, INC., a
     New Jersey corporation (the "Company").

                        W I T N E S S E T H :

               WHEREAS, TMH is engaged in the practice of law and has served as counsel to the Company since 1982;

               WHEREAS, TMH's knowledge and experience in the business and legal affairs of the Company as well as his expertise and judgment are a valuable asset to the Company;
     and

               WHEREAS, the Company desires to retain TMH as General Counsel to the Company, and TMH desires to serve as General Counsel to the Company, on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:


     1.   Services; Term.

               1.1 The Company agrees to retain TMH, and TMH agrees to serve as General Counsel to the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

               1.2 The term of this Agreement shall commence as of August 1, 1997 and shall terminate on July 31, 2000, unless sooner terminated in accordance with this Agreement.

               1.3 As of July 31, 1998 and each subsequent July 31 during the term of this Agreement (each, an "Automatic Renewal date"), unless either party shall have given a notice of non-extension not less than two (2) months prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one (1) year to the first anniversary of the expiration date of the then-current term of this Agreement. Once a notice of non-extension shall have been given by either party, there shall be no further automatic extension of this Agreement.

               2.   Duties; Independent Contractor.

               2.1  During the Term, TMH shall serve in the
     position of General Counsel of the Company. TMH shall perform such legal services as shall be required by the Company. TMH shall provide such services through the law firm of Haythe & Curley. TMH shall also retain such other special or local counsel as shall be necessary or appropriate from time to time. TMH shall report directly to the Chief Executive Officer of the Company and to the Board of Directors of the Company.

               2.2 In performing services under this Agreement, TMH shall be acting at all times as an independent contractor and not as an employee of the Company. Under no circumstances shall TMH be considered an employee of the Company, nor is this Agreement intended to, and shall not, create any type of joint venture or partnership between TMH and the Company. TMH shall not be entitled to any of the benefits, including, but not limited to, fringe benefits and workers' compensation benefits, afforded by the Company to its employees. The Company shall not exercise any control or direction over the exercise of professional judgement used by TMH in providing services under this Agreement. TMH shall be exclusively responsible for the payment of all taxes, withholding payments, penalties, fees, fringe benefits, professional liability insurance premiums, contributions to insurance and pension or other deferred compensation plans, including, but not limited to, workers' compensation and Social Security obligations, licensing fees, and the like, and the filing of all necessary documents, forms, and returns pertinent to the services performed and fees earned pursuant to this Agreement.

               3.   Compensation.  In consideration of the
     services to be performed by TMH hereunder, the Company shall pay to TMH a General Counsel fee of $7,500.00 per month, payable on or about the 15th day of each month during the Term. The General Counsel fee shall be credited on a current basis against the fees of Haythe & Curley for services rendered to the Company and, to the extent that the General Counsel fee exceeds the fees of Haythe & Curley on a current basis, it shall be credited against future fees of Haythe & Curley for services rendered to the Company.

               4.   Termination.

               4.1 In the event of termination of TMH's services as General Counsel under this Agreement by the Company at any time during the term of this Agreement prior to a Change in Control (as defined in Section 4.3 of this Agreement), the Company shall pay to TMH the monthly General Counsel fee set forth in Section 3 of this Agreement payable for the month in which such termination occurs and not theretofore paid. Neither TMH nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 5, 6 and 13 of this Agreement.

               4.2 In the event of termination of TMH's services as General Counsel under this Agreement by the Company upon or subsequent to a Change in Control, other than by reason of (i) the death or permanent disability of TMH or (ii) Due Cause (as hereinafter defined), the Company shall pay to TMH, on the date of such termination, a lump sum amount in cash equal to $270,000. The parties agree that the amount set forth in the preceding sentence shall constitute liquidated damages, it being agreed that TMH's damages in the event of termination of his services as General Counsel under this Agreement might be impossible to ascertain and that the amount set forth in the preceding sentence constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty. Neither TMH nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 5, 6 and 13 of this Agreement. For purposes hereof, "Due Cause" shall mean (i) gross neglect or gross misconduct in TMH's discharge of his duties and responsibilities under this Agreement, or (ii) TMH's commission of (x) a felony or (y) any crime or offense involving moral turpitude.

               4.3 For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                    (A)  a "person" (meaning an individual, a
     partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than TMH or a group including TMH), acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                    (B)  Continuing Directors shall for any
     reason cease to constitute two-thirds of the Board of Directors of the Company; or

                    (C)  the business of the Company is disposed
     of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

               For purposes of this Agreement, the term
     "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office, other than in connection with an event specified in clauses (A) or (C) above.

               4.4  For a period of five years following
     termination of the services of TMH as General Counsel under this Agreement pursuant to Section 4.1 or 4.2 (the "Consulting Period"), the Company shall retain TMH to provide such consulting services, on such projects, at such compensation and at such times as are mutually agreed to from time to time by TMH and the Company. During the Consulting Period, TMH shall be deemed an employee of the Company for purposes of the stock option plans and incentive plans of the Company (the "Plans"). Any options to purchase common stock, no par value (the "Common Stock"), of the Company (the "Options") heretofore or hereafter granted to TMH pursuant to the Plans shall become fully exercisable and shall remain exercisable upon the termination of TMH's services as General Counsel under this Agreement until the first to occur of (a) the expiration of the term of such Options or (b) the expiration of the Consulting Period. In the event the Company terminates TMH's services as a consultant hereunder prior to the expiration of the Consulting Period, TMH shall be entitled to receive payment from the Company of liquidated damages in an amount equal to the aggregate Adjusted Option Spread (as hereinafter defined), it being agreed that TMH's damages might be impossible to ascertain and that such amount constitutes a fair and reasonable amount of damages under the circumstances and is not a penalty. Any damages payable to TMH hereunder shall be paid by the Company to TMH within fifteen (15) days following the original expiration date of the Consulting Period. For purposes hereof, the Adjusted Option Spread with respect to each Option held by TMH on the date of termination of TMH's services as a consultant hereunder shall be equal to the product of (a) the number of shares of Common Stock which are subject to such Option multiplied by (b) the excess of (i) the highest Market Price (as hereinafter defined) of the Common Stock during the period commencing on the date on which such Option ceases to be exercisable as a result of the termination of TMH's services as a consultant hereunder and terminating on the original expiration date of the Consulting Period over
     (ii) the greater of (x) the option exercise price per share of Common Stock under such Option or (y) the highest Market Price of the Common Stock during the period commencing on the date of termination of TMH's services as a consultant hereunder and terminating on the date on which such Option ceases to be exercisable as a result of such termination. For purposes hereof, Market Price on any date shall mean the closing price per share of Common Stock on the New York Stock Exchange (or such other national securities exchange on which the Common Stock may be listed, if not listed on the New York Stock Exchange, or in the over-the-counter market, if not listed on a national securities exchange).

               5.   Confidential Information.

               5.1 TMH shall, during the term of this Agreement and thereafter, treat all confidential material confidentially and, except in accordance with the terms of this Agreement and as required in the performance of his duties hereunder, shall not, without the prior written consent of a majority of the Board of Directors of the Company, disclose such material, directly or indirectly, to any party not at the time of such disclosure either an employee or agent of the Company or a partner or employee of Haythe & Curley. TMH agrees that all confidential material, together with all notes and records of TMH relating thereto, and all copies or facsimiles thereof in the possession of TMH (whether made by the foregoing or other means) are the exclusive property of the Company. TMH shall not in any manner use any confidential material, or any other property of the Company, in any manner not specifically directed by the Company.

               5.2  For the purposes hereof, the term
     "confidential material" shall mean all information in any way concerning the activities, business or affairs of the Company or the Company's customers and clients, including, without limitation, information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company and/or any improvements therein, together with all sales and financial information concerning the Company and any and all information concerning projects in research and development or marketing plans for any such products or projects, and all information concerning the practices, customers and clients of the Company, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to TMH by the Company or any of its agents, customers or clients, as such, or otherwise acquired by TMH in the course of his service as General Counsel to the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by TMH, (ii) was available to TMH on a non-confidential basis prior to his service as General Counsel to the Company or (iii) becomes available to TMH on a non-confidential basis from a source other than the Company or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with the Company or any of such agents, customers or clients.

               5.3 The obligations of TMH under this Section 5 are in addition to and not in any way in limitation of the professional obligations of TMH relating to the confidentiality of attorney-client communications.

               6. Equitable Relief. In the event of a breach or threatened breach by TMH of any of the provisions of
     Section 5 of this Agreement, TMH hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining TMH from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by TMH under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

               7. Failure to Make Payments. If the Company shall fail to pay to TMH the General Counsel fee under
     Section 3 of this Agreement or the termination payment under
     Section 4 of this Agreement for a period of thirty (30) days after the same shall become due and payable, such amount shall bear interest at the rate of eighteen percent (18%) per annum or, if less, the highest legal rate per annum permitted under the laws of the State of New Jersey, from and after the date that such amount shall have become due and payable to and including the date that such amount shall have been paid in full.

               8.   Successors and Assigns.

               8.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

               8.2 The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

               9.   Governing Law.  This Agreement shall be
     deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect each party's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

               10. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

               11.  Amendment, Modification, Waiver.  No
     provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by TMH and by a duly authorized representative of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

               12.  Arbitration.  Any controversy or claim
     arising out of or relating to this Agreement, or any breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York.

               13. Attorneys' Fees and Costs. All attorneys' fees, costs and expenses incurred by the prevailing party in connection with any litigation pursuant to Section 6 or any arbitration pursuant to Section 12 shall be borne by the non-prevailing party.


               14. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

               If to the Company:

                    Guest Supply, Inc.
                    4301 U.S. Highway One
                    P.O.  Box 902
                    Monmouth Junction, New Jersey 08852-0902
                    Attention: Mr. Clifford W. Stanley
                               Chairman and
                               Chief Executive Officer

               If to TMH:

                    Thomas M. Haythe, Esq.
                    21 Mayfair Lane
                    Greenwich, Connecticut 06831

               15. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

               16.  Authority.  The Company represents and
     warrants to TMH that the execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements hereunder have been duly authorized by all necessary corporate action and that this Agreement has been duly executed and delivered on behalf of the Company.

               17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

               18.  Titles.  Titles of the sections of this
     Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   GUEST SUPPLY, INC.



                                   By     /s/ Clifford W. Stanley
                                          -----------------------
                                   Name:  Clifford W. Stanley
                                   Title: President



                                          /s/ Thomas M. Haythe
                                          --------------------
                                          Thomas M. Haythe
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